Exhibit 10.2

FIRST AMENDMENT TO WARRANTS

This First Amendment to Warrants (this “Amendment”), is made and entered into as of October 24, 2008, by and among Las Vegas Gaming, Inc., a Nevada corporation (the “Company”) and CAMOFI MASTER LDC, a Cayman Islands limited duration company (“Holder”).

Whereas, the Company and Holder are parties to that certain Securities Purchase Agreement dated as of March 31, 2006 (the “Purchase Agreement”), pursuant to which the Company issued to Holder certain senior secured notes and that certain Common Stock Purchase Warrant dated March 31, 2006 (the “2006 Warrant”) granting Holder the right to purchase up to 2,500,000 shares of the Company’s common stock, $.001 par value (“Common Stock”), at an exercise price of $1.48 per share (the “2006 Warrant Shares”);

Whereas, on March 22, 2007, the Company issued to Holder that certain Stock Purchase Warrant dated as of such date (the “2007 Warrant” and together with the 2006 Warrant, the “Warrants”) pursuant to which the Company granted the Holder the right to purchase up to 175,000 shares of Common Stock at an exercise price of $1.48 per share (the “2007 Warrant Shares”);

Whereas, in connection with prior commitments to the senior secured notes issued to the Holder, the Company issued to the Holder 300,000 shares of its Common Stock Series A, $.001 par value (“Common Stock Series A”), represented by share certificate no. 2517 dated February 14, 2008 (the “Common Shares” and together with the 2006 Warrant Shares and the 2007 Warrant Shares, the “Shares”);

Whereas, the original senior secured notes issued to the Holder by the Company have been amended and restated into the Amended and Restated Senior Secured Convertible Note Due January 1, 2010 in the aggregate principal amount of $6,051,250.00 (the “Note”);

Whereas, the Company executed that certain Investment Agreement, dated as of September 30, 2008 (the “Investment Agreement”), by and between the Company and IGT, a Nevada corporation (“IGT”);

Whereas, the Company and Holder desire to amend the Warrants to provide for the Warrants to be exercised for Common Stock or Common Stock Series A, to provide certain registration rights for the Shares, and to make certain other changes as set forth herein;

Now Therefore, in consideration of the premises and the mutual covenants and the agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Each of the Warrants is hereby amended by addition of the following provisions:

(a)           Exercisable Shares.  Immediately upon consummation of the elimination of the Common Stock class of securities by the Company, whether as contemplated by Section 7(f) of the Investment Agreement, or otherwise, any then unexercised portion of the Warrants shall be exercisable for the same number of shares of Common Stock Series A, as the number of shares of Common Stock into which they were then exercisable. In order to carry out the provisions of this Section 1, the Company’s obligations under Section 4.12 of the Purchase Agreement, Section 15 of the 2007 Warrant, and Section 2(e)(i) of the 2006 Warrant shall apply equally to shares of Common Stock and shares of Common Stock Series A.

(b)           Registration Rights

(i) Incidental Registration Rights.  If the Company at any time seeks to register under the Securities Act of 1933, as amended, for sale to the public in an underwritten offering any of its equity securities (other than a registration on Form S-4 or Form S-8, or any successor forms promulgated for similar purposes) and if the form of registration statement to be used may be used for the registration of Shares, on each such occasion it will promptly furnish Holder with prior written notice thereof. At the written request of Holder, given within ten days after the receipt of such notice, to register any of the Shares, the Company will cause such Shares, for which registration will have been requested, to be included in such registration statement in an amount so as to permit the sale or other disposition by Holder as part of such underwritten public offering of such Shares as are registered, provided, that if the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested and otherwise proposed to be included in such offering exceeds the number that can be sold without adversely affecting the marketability of the offering, the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering, first, the securities the Company proposes to sell in such registration, second, the securities IGT or its affiliates have requested to be included in such registration (“IGT Securities”), and third, the Shares, which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above. If the registration is an underwritten offering and the managing underwriter advises the Company in writing that in its opinion the number of IGT Securities, Shares and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of IGT Securities, Shares and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holder of securities initially requesting such registration, without adversely affecting the marketability of the offering, the Company will include in such registration prior to the inclusion of any securities that are not IGT Securities, the number of IGT Securities requested to be included by the holders of IGT Securities pro rata among the respective holders thereof on the basis of the number of IGT Securities owned by each such holder.  To the extent that in such opinion of the managing underwriter after inclusion of all IGT Securities requested to be included that additional securities may be included, the Company will include in such registration prior to the inclusion of any such additional securities that are not Shares, the number of Shares requested to be included by the holders of Shares pro rata among the respective holders thereof on the basis of the number of Shares owned by each such holder.

(ii) Expenses.  All expenses incurred by the Company in complying with this Section 1(c), including all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, listing or quotation fees, and fees of transfer agents and registrars, will be borne in full by the Company. Holder will be responsible for all underwriting commissions, transfer taxes, discounts and fees with respect to Shares and the fees and expenses of accountants and legal counsel for Holder.

(iii) Listing.  The Company will cause all Shares registered as provided in this Section 1(c) to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its reasonable best efforts to cause all such Shares to be listed on the AMEX, the NYSE or the NASDAQ stock market, as determined by the Company.

(iv) Indemnification.  The Company will enter into customary and reasonable indemnification and contribution agreements with any underwriter and Holder in the event of an underwritten offering.

2. The 2007 Warrant is hereby amended by adding to the end of Section 3 thereof the following new language:

“Cashless Exercise.  This Warrant may also be exercised by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of shares of Common Stock equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the Trading Day immediately preceding the date of such election;

(B) = the Exercise Price of this Warrant, as adjusted; and

(X) = the number of shares of Common stock issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

For the purposes of this Section 3, the following definitions shall apply:

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the primary Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. EST to 4:00 p.m. Eastern Time) using the VAP function; (b) if the Common Stock is not then listed or quoted on the Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by a nationally recognized-independent appraiser selected in good faith by Holder.”

3. Continuation of Warrants.  Each of the Warrants shall remain in full force and effect as amended by this Amendment.

4. Acknowledgement of Company.  The Company hereby acknowledges that after giving effect to the transactions contemplated by the Investment Agreement, the Warrants are exercisable to purchase an aggregate of 2,675,000 shares of Common Stock or Common Stock Series A, as applicable, at an exercise price of $1.48 per share.

5. Execution and Counterparts. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

LAS VEGAS GAMING, INC.

By: /s/ Bruce A. Shepard
Name: Bruce A. Shepard
Title: Chief Financial Officer

Address for Notice:
4000 Ali Baba
Las Vegas, Nevada 89118

[SIGNATURE PAGE FOR HOLDER FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder:  CAMOFI MASTER LDC

Signature of Authorized Signatory of Holder:  /s/ Richard Smithline

Name of Authorized Signatory:  Richard Smithline

Title of Authorized Signatory: Director

Address for Notice:

c/o Centrecourt Asset Management LLC
350 Madison Avenue, 8th Floor
NYC, NY 10017